Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Green Plains Inc. and subsidiaries

We consent to the incorporation by reference in the registration statement (No. 333‑215281) on Form S-3 and the registration statements (No. 333-143147, 333-154280, 333-159049, 333-174219, 333-193827, 333-218933) on Form S-8 of Green Plains Inc. and subsidiaries of our reports dated February 14, 2018, with respect to the consolidated balance sheets of Green Plains Inc. as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity  and cash flows, for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule listed in the Index in Item 15) (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Green Plains Inc.

Our report dated February 14, 2018, on the effectiveness of internal control over financial reporting as of December 31, 2017 contains an explanatory paragraph that states that the Company completed the acquisition of a cattle feeding operation near Hereford, Texas on March 10, 2017 and two cattle feeding operations in Leoti, Kansas and Eckley, Colorado on May 16, 2017 (the “acquired businesses”), and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017, the acquired businesses’ internal control over financial reporting associated with approximately 8% of the Company’s consolidated total assets and approximately 3% of the Company’s consolidated total revenues as of and for the year ended December 31, 2017.  Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of the acquired businesses.

/s/ KPMG LLP

Omaha, Nebraska
February 14, 2018